UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  March 3, 2004

TOREADOR RESOURCES CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-02517 (Commission File Number)	75-0991164 (I.R.S. Employer Identification No.)

4809 Cole Avenue, Suite 108 Dallas, Texas (Address of principal executive offices)		75205 (Zip Code)

Registrant's telephone number, including area code:  (214) 559-3933

Not Applicable
(Former name or former address, if changed since last report)

Toreador Resources Corporation, a Delaware corporation, hereby amends and restates its Current Report on Form 8-K which was filed with the Securities and Exchange Commission on March 4, 2004.

The purpose of this amendment and restatement is to (i) file this amended and restated Current Report on Form 8-K to amend and restate the Current Report on Form 8-K which Toreador filed on March 4, 2004; and (ii) change the item number from “Item 5. Other Events and Regulation FD Disclosure – Financial Information” to “Item 9. Regulation FD Disclosure” and “Item 12. Results of Operations and Financial Condition.”

Item 9. Regulation FD Disclosure; Item 12. Results of Operations and Financial Condition.

Below is a press release issued by Toreador on March 3, 2004, regarding Toreador’s proved reserves as of December 31, 2003.

TOREADOR REPORTS PROVED RESERVES AT DECEMBER 31, 2003

        DALLAS, TEXAS – (March 3, 2004) – Toreador Resources Corporation (NASDAQ: TRGL; TSX: TRX) today reports proved reserves totaling 15.6 million barrels of oil equivalent (MMBOE) at December 31, 2003. Proved reserves at year-end 2003 included approximately 2.1 MMBOE that were sold effective January 1, 2004. After adjusting for the effect of the sale, the revised total proved reserves were 13.5 MMBOE.

        The net present value of proved reserves at December 31, 2003, was $116.1 million (using SEC valuation methodology), with approximately $31.3 million of the total representing the value of the reserves sold in January 2004. The following table shows the effect of the sale on proved reserves:

	12/31/2003	Sale of Proved Reserves at 01/01/2004	Revised Proved Reserves at 01/01/2004
Proved Reserves (BOE)	15,585,300	2,052,880	13,532,420

Net Present Value (using SEC	$ 116,071,220	$ 31,258,820	$ 84,812,400
methodology)

        Following the January sale of its U.S. mineral and royalty assets for approximately $45.0 million to Black Stone Acquisitions Partners I, L.P., Toreador began 2004 with proved reserves valued at $84.8 million and a strong balance sheet. The sale allowed the company to eliminate approximately $30.0 million of senior debt. Presently, about 88% of the company’s proved reserves are derived from its international assets and about 12% from its U.S. assets.

        During 2004, Toreador expects to replace the 675 barrels of production-per-day lost as a result of the U.S. asset sale with production from a rehabilitation and development program in its French and Romanian fields.

        At December 31, 2003, proved reserves of 15.6 MMBOE declined 0.5 MMBOE, or 3%, from proved reserves of 16.1 MMBOE at December 31, 2002. After deducting 2003 production of slightly more than 0.9 MMBOE, proved reserves at December 31, 2003, increased 0.4 MMBOE, or 2.5%, from the December 31, 2002, level.

        At December 31, 2003, the present value of Toreador’s proved reserves decreased 11% to $116.1 million, compared with $130.6 million at year-end 2002. The primary reason for the decline in value was a $1.83 reduction in the per-barrel price of Brent crude oil from the price on December 31, 2002. On December 31, 2002, Brent spot was $31.98 per barrel and on December 31, 2003, Brent spot was $30.15 per barrel for the purposes of SEC evaluation. SEC methodology requires the use of the spot market price as of the last day of the year for reserve pricing and subsequent present value calculation. This methodology reflects neither past nor future actual commodity prices received.

ABOUT TOREADOR

        Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Romania, Turkey and Trinidad, West Indies. In the United States, Toreador primarily owns working interests in five states. More information about Toreador may be found at the company’s web site, www.toreador.net.

        Safe-Harbor Statement — Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company intends that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause the company’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Toreador to obtain additional or alternative capital, and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission (SEC). The historical results achieved by the company are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Toreador Resources

Douglas W. Weir, SVP and CFO/
Crystal C. Bell, Investor Relations
214-559-3933 or 800-966-2141

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOREADOR RESOURCES CORPORATION

By: /s/ Douglas W. Weir Douglas W. Weir, Senior Vice President and Chief Financial Officer

Date:  March 8, 2004